UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2024

TECHCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56041	06-1701678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901, 29th Floor, Boulevard Plaza Tower 2,

Burj Khalifa District, Downtown Dubai, UAE

(Address of principal executive offices)

+6261-80512888

(Issuer’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements with Certain Officers

The Company executed employment agreements effective as of January 1, 2024 with Mr. Charles Faulkner, its Chief Executive Officer and Mr. Simon Wajcenberg, its Chief Financial Officer and Secretary (collectively, the “Employment Agreements”). On January 23, 2024, the Company issued common stock purchase warrants to Messrs. Faulkner and Wajcenberg.

Each of Messrs. Faulkner and Wajcenberg will be paid at the rate of $300,000 per year commencing upon the closing of a debt or equity funding by the Company of a minimum of $75 million.(the “Funding”). The Company has the right to terminate the Employment Agreements as of June 30, 2024 should the Company (i) not achieve revenues of a minimum of $2,000,000 per month for four consecutive months, with the first month occurring by June 30, 2024, and (ii) the Company fails to repay US $75,000,000 (or such other amount as may be mutually agreed by the employee and the Company) by June 30, 2024 towards a line of credit to be obtained by the Company (the “LOC Repayment”).

The Company issued two Common Stock purchase warrants pursuant to Regulation D under the Securities Act of 1933 to each of Messrs. Faulkner and Wajcenberg pursuant to the Employment Agreements. One warrant (the “First Warrant”) gives each of them the right to purchase ten percent of the Company’s currently issued and outstanding common stock on a fully diluted basis with an exercise price equal to the average of the highest and lowest trading prices per share of the Company’s Common Stock on the date of the closing of the Funding, The First Warrant will have a 36 month vesting period commencing on the closing of the Funding, but the First Warrant shall vest immediately and become immediately exercisable in full on the date of the LOC Repayment. Vested portions of the First Warrant may be exercised in whole or in part for five years after vesting.

The Second Warrant gives each of Messrs. Faulkner and Wajcenberg the right to purchase an additional ten percent of the Company’s currently issued and outstanding common stock on a fully diluted basis with an exercise price equal to five times the exercise price of the First Warrant. The Second Warrant will become exercisable upon the Company achieving revenues of a minimum of $10,000,000 per month for four consecutive months during the term of employee’s employment. The Second Warrant will have a 36-month vesting period. Vested portions of the Second Warrant may also be exercised in whole or in part for five years after vesting

The Company currently has no commitment for all or any part of the Funding or the line of credit. There can be no assurance that the Funding or line of credit will be obtained on terms acceptable to the Company and therefore, no assurance that the compensation under the Employment Agreements will be paid or that the Warrants will become exercisable.

Item 9.01. Financial Statements and Exhibits.

(d) The following Exhibits are filed as part of this report.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Charles Faulkner dated as of January 1, 2024

10.2	Amended and Restated Employment Agreement between the Company and Simon Wajcenberg dated as of January 1, 2024

10.3	First Warrant dated January 23, 2024 issued to Charles Faulkner

10.4	First Warrant dated January 23, 2024 issued to Simon Wajcenberg

10.5	Second Warrant dated January 23, 2024 issued to Charles Faulkner

10.6	Second Warrant dated January 23, 2024 issued to Simon Wajcenberg

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechCom, Inc.

Dated: January 30, 2024

By: /s/ Charles Faulkner

Charles Faulkner

Chief Executive Officer

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